As filed with the Securities and Exchange Commission on May 12, 1997







                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                  JETFAX, INC.
             (Exact name of Registrant as specified in its charter)



                  Delaware                                77-0182451
     (State of incorporation or organization)          (I.R.S. Employer
                                                      Identification No.)


     1376 Willow Road, Menlo Park, California               94025
     (Address of principal executive offices)             (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.01 par value
                                (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------

               Incorporated by reference to the "Capitalization" section and the "Description of Capital Stock" section of the preliminary prospectus contained in Registrant's Registration Statement on Form S-1 (Registration No. 333-23763) filed with the Securities and Exchange Commission on March 21, 1997, as amended by Amendment No. 1 dated March 28, 1997 and Amendment No. 2 dated May 12, 1997.

Item 2.   Exhibits
          --------

               The following exhibits are filed as a part of this Registration
          Statement:

               1.   Specimen certificate for Registrant's Common Stock.

               2.1 Certificate of Incorporation of Registrant filed on August 3, 1988, as currently in effect./1/

               2.2 Certificate of Amendment of Certificate of Incorporation, as filed on October 31, 1990./2/

               2.3 Certificate of Amendment of Certificate Incorporation, as filed on August 13, 1991./3/


-----------------------------
/1/ Incorporated by reference to Exhibit 3.1 filed in response to Item 16(a), "Exhibits," of the Registrant's Registration Statement on Form S-1 (Registration No. 333-23763) filed with the Securities and Exchange Commission on March 21, 1997 as amended by Amendment No. 1 dated March 28, 1997 and Amendment No. 2 dated May 12, 1997.

/2/ Incorporated by reference to Exhibit 3.2 filed in response to Item 16(a), "Exhibits," of the Registrant's Registration Statement on Form S-1 (Registration No. 333-23763) filed with the Securities and Exchange Commission on March 21, 1997 as amended by Amendment No. 1 dated March 28, 1997 and Amendment No. 2 dated May 12, 1997.

/3/ Incorporated by reference to Exhibit 3.3 filed in response to Item 16(a), "Exhibits," of the Registrant's Registration Statement on Form S-1 (Registration No. 333-23763) filed with the Securities and Exchange Commission on March 21, 1997 as amended by Amendment No. 1 dated March 28, 1997 and Amendment No. 2 dated May 12, 1997.

               2.4 Certificate of Amendment of Certificate of Incorporation, filed on February 12, 1996./4/

               2.5 Certificate of Amendment of Certificate of Incorporation filed on February 12, 1996./5/

               2.6 Certificate of Amendment of Certificate of Incorporation filed on November 4, 1996./6/

               2.7 Amended Certificate of Designation of Series A Preferred Stock, as currently in effect./7/

               2.8 Certificate of Designation of Series B Preferred Stock, as currently in effect./8/



-----------------------------
/4/ Incorporated by reference to Exhibit 3.4 filed in response to Item 16(a), "Exhibits," of the Registrant's Registration Statement on Form S-1 (Registration No. 333-23763) filed with the Securities and Exchange Commission on March 21, 1997 as amended by Amendment No. 1 dated March 28, 1997 and Amendment No. 2 dated May 12, 1997.

/5/ Incorporated by reference to Exhibit 3.5 filed in response to Item 16(a), "Exhibits," of the Registrant's Registration Statement on Form S-1 (Registration No. 333-23763) filed with the Securities and Exchange Commission on March 21, 1997 as amended by Amendment No. 1 dated March 28, 1997 and Amendment No. 2 dated May 12, 1997.

/6/ Incorporated by reference to Exhibit 3.6 filed in response to Item 16(a), "Exhibits," of the Registrant's Registration Statement on Form S-1 (Registration No. 333-23763) filed with the Securities and Exchange Commission on March 21, 1997 as amended by Amendment No. 1 dated March 28, 1997 and Amendment No. 2 dated May 12, 1997.

/7/ Incorporated by reference to Exhibit 3.7 filed in response to Item 16(a), "Exhibits," of the Registrant's Registration Statement on Form S-1 (Registration No. 333-23763) filed with the Securities and Exchange Commission on March 21, 1997 as amended by Amendment No. 1 dated March 28, 1997 and Amendment No. 2 dated May 12, 1997.

/8/ Incorporated by reference to Exhibit 3.8 filed in response to Item 16(a), "Exhibits," of the Registrant's Registration Statement on Form S-1 (Registration No. 333-23763) filed with the Securities and Exchange Commission on March 21, 1997 as amended by Amendment No. 1 dated March 28, 1997 and Amendment No. 2 dated May 12, 1997.

               2.9 Certificate of Designation of Series C Preferred Stock, as currently in effect./9/

               2.10 Certificate of Designation of Series D Preferred Stock, as
                    currently in effect./10/

               2.11 Certificate of Designation of Series E Preferred Stock, as
                    currently in effect./11/

               2.12 Amended Certificate of Designation of Series E Preferred
                    Stock, as currently in effect./12/

               2.13 Certificate of Designation of Series P Preferred Stock, as
                    currently in effect./13/



-----------------------------
/9/ Incorporated by reference to Exhibit 3.9 filed in response to Item 16(a), "Exhibits," of the Registrant's Registration Statement on Form S-1 (Registration No. 333-23763) filed with the Securities and Exchange Commission on March 21, 1997 as amended by Amendment No. 1 dated March 28, 1997 and Amendment No. 2 dated May 12, 1997.

/10/ Incorporated by reference to Exhibit 3.10 filed in response to Item 16(a), "Exhibits," of the Registrant's Registration Statement on Form S-1 (Registration No. 333-23763) filed with the Securities and Exchange Commission on March 21, 1997 as amended by Amendment No. 1 dated March 28, 1997 and Amendment No. 2 dated May 12, 1997.

/11/ Incorporated by reference to Exhibit 3.11 filed in response to Item 16(a), "Exhibits," of the Registrant's Registration Statement on Form S-1 (Registration No. 333-23763) filed with the Securities and Exchange Commission on March 21, 1997 as amended by Amendment No. 1 dated March 28, 1997 and Amendment No. 2 dated May 12, 1997.

/12/ Incorporated by reference to Exhibit 3.12 filed in response to Item 16(a), "Exhibits," of the Registrant's Registration Statement on Form S-1 (Registration No. 333-23763) filed with the Securities and Exchange Commission on March 21, 1997 as amended by Amendment No. 1 dated March 28, 1997 and Amendment No. 2 dated May 12, 1997.

/13/ Incorporated by reference to Exhibit 3.13 filed in response to Item 16(a), "Exhibits," of the Registrant's Registration Statement on Form S-1 (Registration No. 333-23763) filed with the Securities and Exchange Commission on March 21, 1997 as amended by Amendment No. 1 dated March 28, 1997 and Amendment No. 2 dated May 12, 1997.

               2.14 Certificate of Designation of Series F Preferred Stock, as
                    currently in effect./14/

               2.15 Form of Restated Certificate of Incorporation of Registrant
                    to be filed upon the closing of the offering made under the Registrant's Registration Statement on Form S-1 (Registration No. 333-23763)./15/



-----------------------------
/14/ Incorporated by reference to Exhibit 3.14 filed in response to Item 16(a), "Exhibits," of the Registrant's Registration Statement on Form S-1 (Registration No. 333-23763) filed with the Securities and Exchange Commission on March 21, 1997 as amended by Amendment No. 1 dated March 28, 1997 and Amendment No. 2 dated May 12, 1997.

/15/ Incorporated by reference to Exhibit 3.15 filed in response to Item 16(a), "Exhibits," of the Registrant's Registration Statement on Form S-1 (Registration No. 333-23763) filed with the Securities and Exchange Commission on March 21, 1997 as amended by Amendment No. 1 dated March 28, 1997 and Amendment No. 2 dated May 12, 1997.

                                   SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: May 9, 1997                   JETFAX, INC.


                                    By:   /s/ Allen K. Jones
                                       ---------------------------------------
                                       Allen K. Jones,  Vice President of
                                         Finance, Chief Financial Officer and
                                         Secretary

                               INDEX TO EXHIBITS

Exhibit No.                            Description                                            Page
-----------        ------------------------------------------------------------------         ----
     1             Specimen certificate for Registrant's Common Stock . . . . . . . . . . .     7

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